Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-4 No. 333-169232) of BGC Partners, Inc.,

2)	Registration Statement (Form S-3 No. 333-167953) of BGC Partners, Inc.,

3)	Registration Statement (Form S-3 No. 333-180331) of BGC Partners, Inc.,

4)	Registration Statement (Form S-3 No. 333-52154) of BGC Partners, Inc.,

5)	Registration Statement (Form S-8 No. 333-34324) of BGC Partners, Inc.,

6)	Registration Statement (Form S-8 No. 333-49056) of BGC Partners, Inc.,

7)	Registration Statement (Form S-8 No. 333-109121) of BGC Partners, Inc.,

8)	Registration Statement (Form S-8 No. 333-162362) of BGC Partners, Inc.,

9)	Registration Statement (Form S-8 No. 333-163897) of BGC Partners, Inc.,

10)	Registration Statement (Form S-3 No. 333-176523) of BGC Partners, Inc.,

11)	Registration Statement (Form S-3 No. 333-173109) of BGC Partners, Inc.,

12)	Registration Statement (Form S-3 No. 333-175034) of BGC Partners, Inc.;

13)	Registration Statement (Form S-8 No. 333-179555) of BGC Partners, Inc.; and

14)	Registration Statement (Form S-3 No. 333-180391) of BGC Partners, Inc.

of our reports dated March 14, 2012, except for the Note 3, Note 14, and Note 20, as to which the date is August 8, 2012, with respect to the consolidated financial statements and schedule of BGC Partners, Inc. and the effectiveness of internal control over financial reporting of BGC Partners, Inc. included in this Form 8-K of BGC Partners, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

New York, New York

August 8, 2012